Artisan Partners Asset Management Inc. Reports 2Q17 Results
Milwaukee, WI - July 31, 2017 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three and six months ended June 30, 2017, including net income and earnings per share.
CEO and Chairman Eric Colson said, “We remain focused on attracting and retaining talented investment professionals and aligning them with the long-term demand of sophisticated asset allocators. That includes providing our investment teams with expanding degrees of investment freedom with which they can generate successful and differentiated investment outcomes.
“In June, the Artisan Credit team began managing its second investment strategy, offered to clients through a private fund structure that we expect will provide the Credit team with longer duration capital and more degrees of freedom to generate returns and manage risk. During the second quarter we also started the process for launching a fourth strategy for the Artisan Growth team--the Artisan Global Discovery strategy. And we expect that later this year we will offer a private fund managed by the Artisan Thematic team, whose first strategy launched earlier this year.
“Expanding degrees of investment freedom was a key theme when we recently brought together all of our investment team leaders and representatives of over 100 current and prospective clients, consultants, and intermediary partners for an investment forum in Milwaukee. Due to the time commitment required from clients and portfolio managers, we rarely host large, firm--wide events like this. However, with all of the headlines and noise about on-going industry disruption, this proved to be an excellent time to bring together all of our investment teams and a large group of current and prospective clients, consultants, and intermediary partners.
“Throughout the four-day forum, there was lively dialogue between our investment teams and clients about investment ideas and how to capitalize on them. The dialogue was a very good reminder of what’s most important in our business: generating long-term investment returns that help clients achieve their goals and missions--funding retirements, financing educations, growing charitable endowments. Generating long-term investment returns is much more important to our business than the myriad items that generate a lot of press and noise, such as short-term asset flows or the latest innovation in investment vehicle wrappers.
“Across our investment teams, performance has been very strong in 2017. In particular, our Global Equity team’s Non-U.S. Growth and Global Equity strategies and all three of the Growth team’s strategies have generated strong absolute and relative returns during 2017. More importantly, longer-term returns remain very strong. Eight of Artisan’s 11 investment strategies with at least a five-year track record have beaten their broad-based benchmark indexes since inception by an average of between 1.56% and 5.44% per year, after management fees. Those eight strategies represented over 90% of our AUM at the end of the second quarter.
“Strong absolute and relative investment returns have grown our assets from $95 billion at the end of June 2016 to $109.4 billion at the end of June 2017. Over that period, AUM growth from investment returns has been partially off-set by firm-wide net outflows of $3.0 billion, primarily resulting from $4.4 billion and $2.3 billion of net outflows from our Non-U.S. Growth and U.S. Mid-Cap Growth strategies, both of which have very strong investment returns in 2017.
“Over the same trailing 12-month period, our three global strategies and our High Income and Developing World strategies have combined net inflows of $5.8 billion. Our recent experience continues to demonstrate that there are significant opportunities to attract assets to high value added active investment strategies, especially strategies that give talented investors broad flexibility to generate returns and manage risk. We will continue our efforts to maintain an environment in which investment talent can thrive with expanding degrees of investment freedom.”

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$109.4	$103.8	$95.0	$109.4	$95.0
Average	107.2	101.1	96.6	104.2	94.7

Consolidated Financial Results (GAAP)
Revenues	$196.2	$184.1	$180.8	$380.3	$355.3
Operating income	66.5	58.0	58.9	124.5	113.7
Operating margin	33.9%	31.5%	32.6%	32.7%	32.0%
Net income attributable to Artisan Partners Asset Management Inc.	$26.6	$19.8	$18.3	$46.4	$34.6
Basic and diluted earnings per share	0.45	0.37	0.38	0.86	0.74

Adjusted[1] Financial Results
Adjusted operating income	$72.9	$64.3	$66.1	$137.2	$128.7
Adjusted operating margin	37.1%	35.0%	36.6%	36.1%	36.2%
Adjusted EBITDA[2]	$74.3	$65.8	$67.3	$140.1	$131.1
Adjusted net income	44.3	38.8	39.8	83.1	77.4
Adjusted earnings per adjusted share	0.58	0.52	0.53	1.10	1.04

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 Adjusted EBITDA represents adjusted net income before interest, tax, depreciation and amortization expense.

Assets Under Management Increased to $109.4 billion
During the June quarter, our AUM increased to $109.4 billion at June 30, 2017, an increase of $5.6 billion, or 5.4%, compared to $103.8 billion at March 31, 2017, as a result of $7.1 billion in market appreciation partially offset by $1.5 billion of net client cash outflows. Compared to June 30, 2016, AUM increased $14.4 billion, or 15.2%, due to $17.4 billion in market appreciation partially offset by $3.0 billion of net client cash outflows.
Average AUM for the June quarter of 2017 was $107.2 billion, an increase of 6.0% compared to average AUM for the March quarter of 2017 of $101.1 billion and an 11.0% increase from the average of $96.6 billion for the June quarter of 2016.
June Quarter of 2017 Compared to March Quarter of 2017
GAAP net income was $26.6 million, or $0.45 per basic and diluted share, in the June quarter of 2017 compared to net income of $19.8 million, or $0.37 per basic and diluted share, in the March quarter of 2017. Adjusted net income was $44.3 million, or $0.58 per adjusted share, in the June quarter of 2017 compared to adjusted net income of $38.8 million, or $0.52 per adjusted share, in the March quarter of 2017.

•	Revenues of $196.2 million in the June quarter of 2017 increased $12.1 million from $184.1 million in the March quarter of 2017 primarily due to higher average AUM in the June quarter.

•
Operating expenses of $129.7 million in the June quarter of 2017 increased $3.6 million from $126.1 million in the March quarter of 2017, primarily as a result of higher incentive compensation expense due to increased revenues and an increase in post-IPO equity compensation expense related to our January 2017 equity grant. The majority of our incentive compensation fluctuates with revenue. The increase was partially offset by a $2.4 million decrease in seasonal expenses. Seasonal expenses include employer funded retirement and health care contributions, payroll taxes, and non-employee director compensation.

•	GAAP operating margin was 33.9% for the June quarter of 2017 compared to 31.5% for the March quarter of 2017.

•	Adjusted operating margin was 37.1% for the June quarter of 2017 compared to 35.0% for the March quarter of 2017.
June Quarter of 2017 Compared to June Quarter of 2016
GAAP net income was $26.6 million, or $0.45 per basic and diluted share, in the June quarter of 2017 compared to net income of $18.3 million, or $0.38 per basic and diluted share, in the June quarter of 2016. Adjusted net income was $44.3 million, or $0.58 per adjusted share, in the June quarter of 2017 compared to adjusted net income of $39.8 million, or $0.53 per adjusted share, in the June quarter of 2016.

•
Revenues of $196.2 million in the June quarter of 2017 increased $15.4 million from $180.8 million in the June quarter of 2016 primarily due to higher average AUM in the June quarter of 2017, partially offset by a 1.8 basis point decline in our weighted average investment management fee. Our weighted average investment management fee decreased from 75 basis points for the June quarter of 2016 to 73 basis points for the June quarter of 2017 primarily due to the decline in the proportion of our total AUM managed through Artisan Funds.

•
Operating expenses of $129.7 million in the June quarter of 2017 increased $7.8 million from $121.9 million in the June quarter of 2016 as a result of higher incentive compensation expense due to increased revenues, increased post-IPO equity compensation expense, an increase in the number of employees, and costs incurred related to our eighth investment team founded in the fourth quarter of 2016. These increases were partially offset by a decrease in third-party intermediary expenses due to lower AUM sourced through third-party intermediaries that charge a fee for administrative and distribution services, a portion of which is borne by Artisan.

•	GAAP operating margin was 33.9% for the June quarter of 2017 compared to 32.6% for the June quarter of 2016.

•	Adjusted operating margin was 37.1% for the June quarter of 2017 compared to 36.6% for the June quarter of 2016.

Six months ended June 30, 2017 Compared to Six months ended June 30, 2016
GAAP net income was $46.4 million, or $0.86 per basic and diluted share, for the six months ended June 30, 2017 compared to net income of $34.6 million, or $0.74 per basic and diluted share, for the six months ended June 30, 2016. Adjusted net income was $83.1 million, or $1.10 per adjusted share, for the six months ended June 30, 2017 compared to adjusted net income of $77.4 million, or $1.04 per adjusted share, for the six months ended June 30, 2016.

•
Revenues of $380.3 million for the six months ended June 30, 2017 increased $25.0 million from $355.3 million for the six months ended June 30, 2016 primarily due to higher average AUM, partially offset by a 1.8 basis point decline in our weighted average investment management fee. Our weighted average investment management fee decreased from 75 basis points for the six months ended June 30, 2016 to 74 basis points for the six months ended June 30, 2017 primarily due to the decline in the proportion of our total AUM managed through Artisan Funds.

•
Operating expenses of $255.8 million for the six months ended June 30, 2017 increased $14.2 million from $241.6 million for the six months ended June 30, 2016 as a result of higher incentive compensation expense due to increased revenues, an increase in the number of employees, costs incurred related to our eighth investment team founded in the fourth quarter of 2016, increases in general and administrative and technology expenses, and increased post-IPO equity compensation expense. These increases were partially offset by decreases in third-party intermediary and pre-offering related equity compensation expenses. The decrease in third-party distribution expense resulted from lower AUM sourced through third-party intermediaries that charge a fee for administrative and distribution services, a portion of which is borne by Artisan.

•	GAAP operating margin was 32.7% for the six months ended June 30, 2017 compared to 32.0% for the six months ended June 30, 2016.

•	Adjusted operating margin was 36.1% for the six months ended June 30, 2017 compared to 36.2% for the six months ended June 30, 2016.

Capital Management
Cash and cash equivalents were $190.3 million at June 30, 2017 compared to $156.8 million at December 31, 2016. The Company paid its quarterly dividend of $0.60 per share of Class A common stock during the June quarter of 2017. The Company had total borrowings of $200.0 million at June 30, 2017 and December 31, 2016. $60 million of unsecured notes will mature, and the $100 million revolving credit facility is scheduled to terminate, on August 17, 2017. The Company has obtained commitments to refinance the $60 million of notes coming due and extend the revolving credit facility, in both cases subject to standard closing conditions.
During the June quarter of 2017, the Company made a $20 million seed investment in a new privately offered fund managed by the firm’s Credit team. As of June 30, 2017, Artisan had a controlling financial interest in the private fund and, as a result, the fund is included in the consolidated financial statements.
During the June quarter of 2017, limited partners of Artisan Partners Holdings exchanged 474,127 common units for 474,127 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 474,127 shares.
Total stockholders’ equity was $142.2 million at June 30, 2017 compared to $117.7 million at December 31, 2016. The Company had 49.7 million Class A common shares outstanding at June 30, 2017.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.6X at June 30, 2017.
On July 27, 2017, the Company’s Board of Directors declared a quarterly dividend of $0.60 per share payable on August 31, 2017, to Class A shareholders of record as of the close of business on August 17, 2017.

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Conference Call
The Company will host a conference call on August 1st, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10110033. A replay of the call will be available until August 8, 2017 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10110033. An audio replay will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 21, 2017. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.

Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$123.9	$117.4	$118.8	$241.3	$233.5
Separate accounts	72.0	66.7	61.4	138.7	121.0
Performance fees	0.3	—	0.6	0.3	0.8
Total revenues	196.2	184.1	180.8	380.3	355.3

Operating expenses
Compensation and benefits	96.4	93.3	88.0	189.7	175.5
Pre-offering related compensation - share-based awards	6.4	6.3	7.2	12.7	15.0
Total compensation and benefits	102.8	99.6	95.2	202.4	190.5
Distribution, servicing and marketing	7.2	7.4	8.4	14.6	16.5
Occupancy	3.7	3.5	3.2	7.2	6.4
Communication and technology	8.6	8.4	8.5	17.0	15.7
General and administrative	7.4	7.2	6.6	14.6	12.5
Total operating expenses	129.7	126.1	121.9	255.8	241.6
Operating income	66.5	58.0	58.9	124.5	113.7
Interest expense	(2.9)	(2.9)	(2.9)	(5.8)	(5.8)
Net investment income	0.2	0.2	—	0.4	—
Total non-operating income (loss)	(2.7)	(2.7)	(2.9)	(5.4)	(5.8)
Income before income taxes	63.8	55.3	56.0	119.1	107.9
Provision for income taxes	15.0	12.7	12.7	27.7	24.2
Net income before noncontrolling interests	48.8	42.6	43.3	91.4	83.7
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	22.2	22.8	25.0	45.0	49.1
Less: Net income attributable to noncontrolling interests - consolidated investment products	—	—	—	—	—
Net income attributable to Artisan Partners Asset Management Inc.	$26.6	$19.8	$18.3	$46.4	$34.6

Basic and diluted earnings per share - Class A common shares	$0.45	$0.37	$0.38	$0.86	$0.74

Average shares outstanding
Class A common shares	45.2	41.0	38.0	43.1	37.5
Unvested restricted share-based awards	4.5	3.9	3.9	4.2	3.6
Total average shares outstanding	49.7	44.9	41.9	47.3	41.1

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$26.6	$19.8	$18.3	$46.4	$34.6
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	22.2	22.8	25.0	45.0	49.1
Add back: Provision for income taxes	15.0	12.7	12.7	27.7	24.2
Add back: Pre-offering related compensation - share-based awards	6.4	6.3	7.2	12.7	15.0
Less: Adjusted provision for income taxes	25.9	22.8	23.4	48.7	45.5
Adjusted net income (Non-GAAP)	$44.3	$38.8	$39.8	$83.1	$77.4

Average shares outstanding
Class A common shares	45.2	41.0	38.0	43.1	37.5

Assumed vesting or exchange of:
Unvested restricted share-based awards	4.5	3.9	3.9	4.2	3.6
Artisan Partners Holdings LP units outstanding (non-controlling interest)	26.1	30.3	32.8	28.2	33.3
Adjusted shares	75.8	75.2	74.7	75.5	74.4

Basic and diluted earnings per share (GAAP)	$0.45	$0.37	$0.38	$0.86	$0.74
Adjusted net income per adjusted share (Non-GAAP)	$0.58	$0.52	$0.53	$1.10	$1.04

Operating income (GAAP)	$66.5	$58.0	$58.9	$124.5	$113.7
Add back: Pre-offering related compensation - share-based awards	6.4	6.3	7.2	12.7	15.0
Adjusted operating income (Non-GAAP)	$72.9	$64.3	$66.1	$137.2	$128.7

Operating margin (GAAP)	33.9%	31.5%	32.6%	32.7%	32.0%
Adjusted operating margin (Non-GAAP)	37.1%	35.0%	36.6%	36.1%	36.2%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$26.6	$19.8	$18.3	$46.4	$34.6
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	22.2	22.8	25.0	45.0	49.1
Add back: Pre-offering related compensation - share-based awards	6.4	6.3	7.2	12.7	15.0
Add back: Interest expense	2.9	2.9	2.9	5.8	5.8
Add back: Provision for income taxes	15.0	12.7	12.7	27.7	24.2
Add back: Depreciation and amortization	1.2	1.3	1.2	2.5	2.4
Adjusted EBITDA (Non-GAAP)	$74.3	$65.8	$67.3	$140.1	$131.1

The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation and (2) net gain (loss) on the tax receivable agreements (if any). These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation and (2) net gain (loss) on the tax receivable agreements (if any). Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated adjusted effective tax rate was 37.0% for the periods presented.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.

•	Adjusted operating income represents the operating income of the consolidated company excluding pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.

•
Adjusted EBITDA represents income before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income attributable to non-controlling interests, pre-offering related compensation, and net gain (loss) on the tax receivable agreements (if any).

Pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before and were unvested at the Company’s IPO, which closed on March 12, 2013. As of July 1, 2017, all Class B common units of Artisan Partners Holdings are vested.

Net gain (loss) on the tax receivable agreements represents the income or expense associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with the Company’s initial public offering and related reorganization.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	June 30,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$190.3	$156.8
Accounts receivable	67.7	59.7
Investment securities	3.4	6.3
Deferred tax assets	787.7	678.6
Assets of consolidated investment products	50.5	—
Other	35.8	34.8
Total assets	$1,135.4	$936.2

Liabilities and equity
Accounts payable, accrued expenses, and other	$93.2	$32.8
Borrowings	199.6	199.5
Amounts payable under tax receivable agreements	669.9	586.2
Liabilities of consolidated investment products	17.8	—
Total liabilities	980.5	818.5

Redeemable noncontrolling interests	12.7	—
Total stockholders’ equity	142.2	117.7
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,135.4	$936.2

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
	2017	2017	2016	2017	2016

Beginning assets under management	$103,762	$96,845	$97,032	7.1%	6.9%
Gross client cash inflows	4,207	5,160	3,711	(18.5)%	13.4%
Gross client cash outflows	(5,729)	(5,432)	(6,031)	(5.5)%	5.0%
Net client cash flows	(1,522)	(272)	(2,320)	(459.6)%	34.4%
Market appreciation (depreciation)	7,165	7,189	231	(0.3)%	3,001.7%
Net transfers [1]	—	—	16	—%	(100.0)%
Ending assets under management	$109,405	$103,762	$94,959	5.4%	15.2%
Average assets under management	$107,250	$101,132	$96,623	6.0%	11.0%

	For the Six Months Ended			% Change from
	June 30,	June 30,		June 30,
	2017	2016		2016

Beginning assets under management	$96,845	$99,848		(3.0)%
Gross client cash inflows	9,367	8,364		12.0%
Gross client cash outflows	(11,162)	(12,023)		7.2%
Net client cash flows	(1,795)	(3,659)		50.9%
Market appreciation (depreciation)	14,355	(1,230)		1,267.1%
Ending assets under management	$109,405	$94,959		15.2%
Average assets under management	$104,210	$94,747		10.0%

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1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team									By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Thematic[2]	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
June 30, 2017
Beginning assets under management	$27,272	$8,927	$27,737	$36,126	$258	$2,145	$1,297	$—	$103,762	$52,555	$51,207	$103,762
Gross client cash inflows	655	378	1,470	1,211	3	298	181	11	$4,207	2,828	1,379	4,207
Gross client cash outflows	(2,257)	(732)	(1,393)	(1,058)	(1)	(188)	(100)	—	$(5,729)	(4,271)	(1,458)	(5,729)
Net client cash flows	(1,602)	(354)	77	153	2	110	81	11	(1,522)	(1,443)	(79)	(1,522)
Market appreciation (depreciation)	2,524	119	2,067	2,268	17	51	118	1	$7,165	3,513	3,652	7,165
Net transfers[1]	—	—	—	—	—	—	—	—	—	(37)	37	—
Ending assets under management	$28,194	$8,692	$29,881	$38,547	$277	$2,306	$1,496	$12	$109,405	$54,588	$54,817	$109,405
Average assets under management	$27,874	$8,755	$29,017	$37,694	$269	$2,220	$1,413	$11	$107,250	$53,957	$53,322	$107,250

March 31, 2017
Beginning assets under management	$25,510	$8,588	$25,714	$33,940	$228	$1,878	$987	$—	$96,845	$49,367	$47,478	$96,845
Gross client cash inflows	1,170	739	1,153	1,475	4	399	220	—	5,160	3,825	1,335	5,160
Gross client cash outflows	(1,660)	(657)	(1,473)	(1,423)	(2)	(183)	(34)	—	(5,432)	(4,146)	(1,286)	(5,432)
Net client cash flows	(490)	82	(320)	52	2	216	186	—	(272)	(321)	49	(272)
Market appreciation (depreciation)	2,252	257	2,343	2,134	28	51	124	—	7,189	3,555	3,634	7,189
Net transfers[1]	—	—	—	—	—	—	—	—	—	(46)	46	—
Ending assets under management	$27,272	$8,927	$27,737	$36,126	$258	$2,145	$1,297	$—	$103,762	$52,555	$51,207	$103,762
Average assets under management	$26,669	$8,784	$27,140	$35,107	$247	$2,030	$1,155	$—	$101,132	$51,678	$49,454	$101,132

June 30, 2016
Beginning assets under management	$30,422	$9,776	$23,877	$30,770	$271	$1,343	$573	$—	$97,032	$52,113	$44,919	$97,032
Gross client cash inflows	884	573	726	1,153	2	231	142	—	3,711	2,763	948	3,711
Gross client cash outflows	(1,549)	(2,386)	(1,183)	(739)	(68)	(93)	(13)	—	(6,031)	(4,737)	(1,294)	(6,031)
Net client cash flows	(665)	(1,813)	(457)	414	(66)	138	129	—	(2,320)	(1,974)	(346)	(2,320)
Market appreciation (depreciation)	(435)	317	740	(502)	8	82	21	—	231	162	69	231
Net transfers[1]	—	—	—	16	—	—	—	—	16	(95)	111	16
Ending assets under management	$29,322	$8,280	$24,160	$30,698	$213	$1,563	$723	$—	$94,959	$50,206	$44,753	$94,959
Average assets under management	$30,155	$8,895	$24,122	$31,097	$215	$1,472	$667	$—	$96,623	$51,619	$45,004	$96,623

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy or investment vehicle and into another strategy or vehicle.
2 For the Thematic team, average assets under management is for the period between April 24, 2017, when the team's strategy began investment operations, and June 30, 2017.

Exhibit 6
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Six Months Ended	By Investment Team									By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Thematic[2]	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
June 30, 2017
Beginning assets under management	$25,510	$8,588	$25,714	$33,940	$228	$1,878	$987	$—	$96,845	$49,367	$47,478	$96,845
Gross client cash inflows	1,824	1,117	2,623	2,686	7	697	402	11	9,367	6,654	2,714	9,368
Gross client cash outflows	(3,916)	(1,389)	(2,866)	(2,481)	(3)	(372)	(135)	—	(11,162)	(8,417)	(2,745)	(11,162)
Net client cash flows	(2,092)	(272)	(243)	205	4	325	267	11	(1,795)	(1,763)	(31)	(1,794)
Market appreciation (depreciation)	4,776	376	4,410	4,402	45	103	242	1	14,355	7,068	7,286	14,354
Net transfers[1]	—	—	—	—	—	—	—	—	—	(84)	84	—
Ending assets under management	$28,194	$8,692	$29,881	$38,547	$277	$2,306	$1,496	$12	$109,405	$54,588	$54,817	$109,405
Average assets under management	$27,275	$8,769	$28,086	$36,409	$258	$2,125	$1,285	$11	$104,210	$52,825	$51,415	$104,210

June 30, 2016
Beginning assets under management	$32,434	$10,369	$24,929	$30,182	$571	$989	$374	$—	$99,848	$53,526	$46,322	$99,848
Gross client cash inflows	2,111	927	1,955	2,363	3	678	327	—	8,364	6,430	1,934	8,364
Gross client cash outflows	(3,435)	(3,902)	(2,437)	(1,618)	(397)	(206)	(28)	—	(12,023)	(8,958)	(3,065)	(12,023)
Net client cash flows	(1,324)	(2,975)	(482)	745	(394)	472	299	—	(3,659)	(2,528)	(1,131)	(3,659)
Market appreciation (depreciation)	(1,788)	886	(287)	(229)	36	102	50	—	(1,230)	(746)	(484)	(1,230)
Net transfers[1]	—	—	—	—	—	—	—	—	—	(46)	46	—
Ending assets under management	$29,322	$8,280	$24,160	$30,698	$213	$1,563	$723	$—	$94,959	$50,206	$44,753	$94,959
Average assets under management	$30,014	$9,193	$23,347	$30,004	$357	$1,297	$535	$—	$94,747	$50,752	$43,995	$94,747

______________________________________
1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.
2 For the Thematic team, average assets under management is for the period between April 24, 2017, when the team's strategy began investment operations, and June 30, 2017.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of June 30, 2017
(unaudited)

								Average Annual Value-Added[2] Since Inception (bps)
	Inception	Strategy AUM	Average Annual Total Returns (%)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$26,083	15.26%	0.94%	9.28%	3.72%	10.29%	550
MSCI EAFE Index			20.27%	1.15%	8.68%	1.02%	4.78%
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$795	12.50%	0.39%	10.60%	5.05%	13.25%	295
MSCI EAFE Small Cap Index			23.18%	5.59%	12.93%	3.40%	10.29%
Global Equity Strategy	4/1/2010	$1,316	16.40%	6.24%	13.56%	N/A	11.96%	381
MSCI All Country World Index			18.78%	4.82%	10.54%	N/A	8.15%
U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$6,701	17.62%	4.92%	12.66%	8.23%	13.40%	405
Russell Midcap® Index			16.48%	7.69%	14.71%	7.66%	9.35%
Russell Midcap® Value Index			15.93%	7.45%	15.13%	7.23%	10.04%
Value Equity Strategy	7/1/2005	$1,991	19.72%	6.64%	12.65%	6.43%	8.46%	(1)
Russell 1000® Index			18.03%	9.25%	14.66%	7.28%	8.47%
Russell 1000® Value Index			15.53%	7.35%	13.93%	5.56%	7.37%
Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$13,879	18.30%	7.68%	14.00%	10.01%	15.18%	487
Russell Midcap® Index			16.48%	7.69%	14.71%	7.66%	10.30%
Russell Midcap® Growth Index			17.05%	7.82%	14.18%	7.87%	8.89%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,202	21.35%	9.55%	14.29%	8.76%	10.32%	97
Russell 2000® Index			24.60%	7.35%	13.69%	6.91%	9.36%
Russell 2000® Growth Index			24.40%	7.64%	13.97%	7.81%	7.65%
Global Opportunities Strategy	2/1/2007	$13,800	25.93%	11.02%	15.44%	9.85%	10.50%	610
MSCI All Country World Index			18.78%	4.82%	10.54%	3.71%	4.40%
Global Value Team
Non-U.S. Value Strategy	7/1/2002	$19,855	23.04%	4.52%	13.60%	7.45%	12.80%	650
MSCI EAFE Index			20.27%	1.15%	8.68%	1.02%	6.31%
Global Value Strategy	7/1/2007	$18,692	23.80%	6.92%	14.45%	8.86%	8.86%	515
MSCI All Country World Index			18.78%	4.82%	10.54%	3.71%	3.71%
Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$277	27.10%	5.04%	5.95%	1.86%	5.63%	40
MSCI Emerging Markets Index			23.75%	1.07%	3.95%	1.91%	5.23%
Credit Team
High Income Strategy	4/1/2014	$2,273	13.98%	7.74%	N/A	N/A	7.97%	303
BofA Merrill Lynch High Yield Master II Index			12.75%	4.47%	N/A	N/A	4.94%
Developing World Team
Developing World Strategy	7/1/2015	$1,496	27.40%	N/A	N/A	N/A	10.54%	623
MSCI Emerging Markets Index			23.75%	N/A	N/A	N/A	4.31%
Thematic Team
Thematic Strategy	5/1/2017	$12	N/A	N/A	N/A	N/A	4.14%	210
S&P 500 Market Index			N/A	N/A	N/A	N/A	2.04%
Total Assets Under Management[3]		$109,405
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 12% of our assets under management at June 30, 2017, are maintained in separate composites, which are not presented in these materials). Returns for periods less than one year are not annualized.
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Value-added for periods less than one year is not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the BofA Merrill Lynch High Yield Master II Index. At times, this causes material differences in relative performance.
3 Total Assets Under Management includes $33 million of assets managed in a privately offered strategy managed by the Credit Team.